CONSENT OF INDEPENDENT ACCOUNTANTS


        We consent to the incorporation by reference in this report on Form 8-K of our report dated May 7, 1997, on our audit of the financial statements of gmi gesellschaft fur angewandte mathematik und informatik mbH, Munich as of December 31, 1996 and 1995, and for each of the two years in the period ended December 31, 1996, appearing in the registration statement on Form S-1 (SEC File No. 333-30581) of Kendle International Inc. filed with the Securities and Exchange Commission pursuant to the Securities Act of 1933.





Coopers & Lybrand
Wirtschaftsprufungsgesellschaft GmbH


Munich, Germany
September 16, 1997